                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [_]

                           Check the appropriate box:

        [_] Preliminary Proxy Statement [_] CONFIDENTIAL, FOR USE OF THE
                        COMMISSION ONLY (AS PERMITTED BY
                                RULE 14A-6(E)(2))

                         [X] Definitive Proxy Statement

                       [_] Definitive Additional Materials

 [_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ANTARES PHARMA, INC.
                        (formerly Medi-Ject Corporation)
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


               Payment of Filing Fee (Check the appropriate box):

                               [X] No fee required

                [_] Fee computed on table below per Exchange Act
                          Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

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        (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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              (4) Proposed maximum aggregate value of transaction:

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                               (5) Total fee paid:

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               [_] Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           (1) Amount Previously Paid:

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                (2) Form, Schedule or Registration Statement No.:

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                                (3) Filing Party:

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                                (4) Date Filed:

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                                     Notes:

Agent for Service: Lawrence M. Christian
                   Antares Pharma, Inc.
                   707 Eagleview Boulevard, Suite 414
                   Exton, PA  19341
                   Telephone:  610-458-6200
                   Fax:  610-458-0756

                              ANTARES PHARMA, INC.
                       707 Eagleview Boulevard, Suite 414
                            Exton, Pennsylvania 19341
                                 (610) 458-6200

                                                                    May 17, 2002

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Antares Pharma, Inc. to be held at 10:00 a.m. (ET) on Thursday, June 20, 2002, at the Omni Hotel located at Fourth & Chestnut Streets, Philadelphia, Pennsylvania.

The Notice of Annual Meeting and the Proxy Statement, which follow, describe the matters on which action will be taken. We will ask you to elect three members to the Board of Directors, to consider and vote upon a proposal to amend the Second Amended and Restated Articles of Incorporation, as amended to date, to increase the number of authorized shares of Antares Pharma Common Stock from 15,000,000 to 30,000,000 shares, and to ratify the appointment of KPMG LLP as our independent certified public accountants. During the meeting we will also review the activities of the past year and items of general interest about Antares Pharma. The Board of Directors unanimously recommends that you vote for all proposals.

Only shareholders of record at the close of business on April 22, 2002, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

We hope you will join us on June 20, 2002, for our Annual Meeting, but we know that every shareholder may not be able to do so. Whether or not you plan to attend, please return your signed proxy card as soon as possible.

                                   Sincerely,

                                   /s/ Roger G. Harrison, Ph.D.

                                   Roger G. Harrison, Ph.D.
                                   Chief Executive Officer

                              ANTARES PHARMA, INC.
                       707 Eagleview Boulevard, Suite 414
                            Exton, Pennsylvania 19341

NOTICE IS HEREBY GIVEN of the Annual Meeting of Shareholders of Antares Pharma, Inc., a Minnesota Corporation.


Date & Time:               Thursday, June 20, 2002 at 10:00 a.m. (ET)

Place:                     Omni Hotel at Independence Park
                           Fourth & Chestnut Streets
                           Philadelphia, PA 19106

Items of Business:         1.       To elect three members to the Board of
                                    Directors for a term of three years.
                           2.       To consider and vote upon a proposal to
                                    amend the Company's Second Amended and
                                    Restated Articles of Incorporation, as
                                    amended to date, to increase the number of authorized shares of Antares Pharma common stock from 15,000,000 to 30,000,000 shares.
                           3.       To ratify the appointment of KPMG LLP as our
                                    independent certified public accountants for the year ending December 31, 2002.
                           4.       To transact such other business as may
                                    properly come before the meeting or any
                                    adjournment thereof.

Record Date:               All  shareholders of record on our transfer books as
                           of the close of business on Monday, April 22, 2002, will be entitled to vote at the meeting.

Your attention is directed to the enclosed Proxy Statement. Whether or not you intend to be present at the meeting, please complete, sign and return the proxy card in the enclosed envelope.

                       By order of the Board of Directors,

                       /s/ Lawrence M. Christian

                       Lawrence M. Christian
                       Secretary

Dated: May 17, 2002

                               PROXY STATEMENT OF
                              ANTARES PHARMA, INC.
                       707 Eagleview Boulevard, Suite 414
                            Exton, Pennsylvania 19341

                                   ----------

                    Annual Meeting of Shareholders to be held
                                  June 20, 2002

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Antares Pharma, Inc. (the "Company") to be used at our Annual Meeting of Shareholders to be held on June 20, 2002. The approximate date on which this Proxy Statement and accompanying proxy were first sent or given to shareholders was May 17, 2002. Each shareholder who signs and returns a proxy card in the form enclosed with this Proxy Statement may revoke the same at any time prior to use by giving notice of such revocation to us in writing or at the annual meeting. Unless so revoked, the shares represented by such proxy will be voted at the meeting and at any adjournment or adjournments thereof in the manner specified. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke the proxy. If no direction is made, the proxy will be voted for the election of the nominees for directors named in this Proxy Statement, for the approval to amend the Second Amended and Restated Articles of Incorporation, as amended to date, to increase the number of authorized shares of Antares Pharma Common Stock from 15,000,000 to 30,000,000 shares, and for the ratification of the appointment of KPMG LLP as our independent certified public accountants. Only shareholders of record at the close of business on April 22, 2002, will be entitled to vote at the meeting or any adjournment or adjournments thereof.

Each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspector appointed for the meeting and such inspector will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote but as unvoted for purposes of determining the approval of the matter from which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

As of the close of business on the record date, April 22, 2002, 9,161,188 shares of Common Stock, $0.01 par value, were outstanding. Each share of Common Stock is entitled to one vote. Cumulative voting is not permitted.

                              ELECTION OF DIRECTORS
                           (Item 1 on the Proxy Card)

The Company's Second Amended and Restated Articles of Incorporation, as amended, provide that the Board of Directors be divided into three classes of directors of as nearly equal size as possible. The members of each class are elected to serve a three-year term and the terms are staggered. The terms of Mr. James L. Clark, Dr. Philippe Dro and Dr. Franklin Pass will expire at the 2002 Annual Meeting of Shareholders; the terms of Professor Ubaldo Conte, Kenneth Evenstad and Roger G. Harrison, Ph.D., will expire at the 2003 Annual Meeting of Shareholders; and the terms of Mr. John Gogol, Dr. Jacques Gonella, Mr. Jacques Rejeange and Dr. Thomas Rinderknecht will expire at the 2004 Annual Meeting of Shareholders. Vacancies on the Board of Directors and newly created directorships can be filled by the vote of a majority of the directors then in office.

The Board of Directors has nominated and recommended that Mr. James L. Clark, Dr. Philippe Dro and Dr. Franklin Pass be elected as Directors at the 2002 Annual Meeting of Shareholders, each to hold office until the Annual Meeting of Shareholders in the year 2005 or until his respective successor is duly elected and qualified.

Each of the nominees is currently a member of our Board of Directors and has indicated a willingness to serve as a director if elected. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion, unless an instruction to the contrary is indicated on the proxy. We have no reason to believe that any nominee will be unable to serve as a director if elected.

The accompanying proxy will be voted in favor of the election of the nominees of directors, unless the shareholder giving the proxy indicates to the contrary on the proxy.

The Board of Directors recommends a vote FOR the election of the director nominees.

Certain information concerning the nominees and other directors follows:

       Nominations for Election at the 2002 Annual Meeting of Shareholders

Name                      Age
----                      ---

James L. Clark            54        Mr. Clark joined the Board of Directors in
                                    March 2001 and is Chairman of the
                                    Compensation Committee. Mr. Clark is the principal officer of Pharma Delivery
                                    Systems, which he founded in 1991, a drug delivery consultancy group that identifies and develops drug delivery technologies for use by multinational pharmaceutical companies. Holding degrees in chemistry and marketing from St. Joseph's University in Philadelphia, Mr. Clark has held senior management positions in the areas of medical devices, wound care and drug delivery.

Dr. Philippe Dro          39        Dr. Dro joined the Board of Directors in
                                    January 2001 and is a member of the Audit
                                    Committee. He is
                                    currently the Managing Director for Axovan
                                    Limited, a Swiss drug discovery
                                    biotechnology company. Dr. Dro served as the President and Chief Operating Officer of
                                    Permatec Pharma AG from January 2000 through
                                    October 2000. From June 1997 to January
                                    2000, Dr. Dro was the Executive Director of
                                    Permatec Pharma AG. From March 1995 to June
                                    1997, Dr. Dro served as Executive Director of JAGO Pharma. From 1992 to 1995, Dr. Dro held various finance and controller positions at Sandoz Corporation in Basel, Switzerland. From 1989 to 1992, Dr. Dro held various positions in the production and development area at Ethypharm Corporation in France and India. He received a doctorate in Pharmacy from the School of Pharmacy of the University of Grenoble, France and holds an MBA from the Cranfield School of Management in the United Kingdom.

Franklin Pass, M.D.       65        Dr. Pass has been a member of the Board of
                                    Directors since January 1992 and currently serves as Vice Chairman of the Board. He joined our company as a director and consultant in January 1992 and served as President, Chief Executive Officer and
                                    Chairman of the Board of Directors from
                                    February 1993 until March 2001. From 1990 to
                                    1992, Dr. Pass served as President of
                                    International Agricultural Investments,
                                    Ltd., an agricultural technology consulting and investment company. Dr. Pass, a physician and scientist, was Director of the Division of Dermatology at Albert Einstein
                                    College of Medicine from 1967 to 1973, the Secretary and Treasurer of the American
                                    Academy of Dermatology from 1978 to 1981 and the co-founder and Chief Executive Officer of Molecular Genetics, Inc., now named MGI
                                    Pharma, Inc., from 1979 to 1986. He is the author of more than 40 published medical and scientific articles.

  Directors Whose Terms Continue Until the 2003 Annual Meeting of Shareholders

Professor Ubaldo Conte    60        Professor Conte has been a member of the
                                    Board of Directors since January 2001 and has been Permatec's Scientific Advisor since
                                    July 1997. Professor Conte is currently the head of the post-graduate school in Industrial Pharmacy at the University of Pavia in Italy, where he has held various professorships since 1965. From 1991 to 1997, he was the Dean of Faculty at the University of Pavia. Professor Conte is the author of 48 patents and has authored approximately 170 publications in scientific journals. Professor Conte is a member of a number of pharmacy and chemical societies.

Kenneth Evenstad          58        Mr. Evenstad joined the Board of Directors
                                    in May 1993 and is a member of the Audit
                                    Committee. Since 1969, Mr. Evenstad has been the Chairman and Chief Executive Officer of
                                    Upsher-Smith Laboratories, Inc., a private pharmaceutical company specializing in branded generic cardiovascular drugs. Mr.
                                    Evenstad holds a degree in pharmacy from the University of Minnesota College of Pharmacy and holds numerous patents in the pharmaceutical field.

Roger G. Harrison, Ph.D.  54        Dr. Harrison joined us as Chief Executive
                                    Officer and a member of our Board of
                                    Directors in March 2001. Since 1984, Dr.
                                    Harrison held various positions at Eli Lilly and Company. His most recent role there was Director of Alliance Management from May
                                    1999 until March 2001. Other positions he held at Eli Lilly and Company include Global
                                    Product Team Leader from March 1997 to May
                                    1999 and Director, Development Projects
                                    Management and Technology Development and
                                    Planning from September 1993 to May 1997. He is the author of twelve publications, has contributed to four books and holds nine patents. Dr. Harrison earned a Ph.D. in organic chemistry and a B.Sc. in chemistry from Leeds University in the United Kingdom and conducted postdoctoral research work at Zurich University in Switzerland.


  Directors whose Terms Continue Until the 2004 Annual Meeting of Shareholders

John S. Gogol             45        Mr. Gogol joined the Board of Directors in
                                    August 2001. An independent consultant since
                                    1998, Mr. Gogol identifies business
                                    opportunities for investments, mergers and acquisitions and assists clients during the negotiation and decision-making processes.
                                    Previously, Mr. Gogol was with Stokors SA, an asset management firm in Geneva, Switzerland, where he was responsible for public relations, marketing and client acquisition. He also served as Area Manager for Business International (part of The
                                    Economist Group), where he was responsible for marketing and sales for Europe, Eastern
                                    Europe and Canada. Throughout his career, Mr. Gogol has created, sponsored and managed humanitarian aid and trading companies in Europe, the Middle East and Eastern Europe.

Dr. Jacques Gonella        60       Dr. Gonella joined the Board of Directors in
                                    January 2001 as its Chairman. He is the
                                    founder of Permatec and has served as the Chairman of the Board of Directors of Permatec since its founding in June 1997.

                                    Prior to founding Permatec, Dr. Gonella
                                    founded JAGO Pharma AG in 1983 and served as the President and Chief Executive Officer from its founding until its acquisition in May 1996 by SkyePharma, a United Kingdom company listed on the London Stock Exchange. Dr. Gonella was formerly a non-executive member of the Board of Directors of SkyePharma. Prior to founding JAGO, Dr. Gonella occupied various positions with F. Hoffmann-La Roche Ltd and Pfizer Inc. between 1968 and 1979. Dr. Gonella currently also sits on the board of directors of several private pharmaceutical companies and pharmaceutical investment funds. He holds a doctorate in analytical chemistry from the Polytechnic Institute of Lausanne, Switzerland.

Jacques F. Rejeange       62        Mr. Rejeange joined the Board of Directors
                                    in August 2001 and serves on its Audit
                                    Committee. He is currently Chairman of the Board of NMT Management AG, a medical technology investment group located in
                                    Basel, Switzerland. He also works as an
                                    independent consultant to various
                                    pharmaceutical, healthcare and medical
                                    technology companies. Mr. Rejeange
                                    previously held various positions including
                                    CEO, President and COO at Sterling Winthrop,
                                    Inc., a pharmaceutical company located in New York. Prior to that, he had managed a number of Sandoz pharmaceutical facilities, including the U.S., France, Belgium and United Kingdom operations. Mr. Rejeange serves on the Board of Directors for several healthcare companies in the United States and Europe. He also previously served on the Board of Directors of the Pharmaceutical
                                    Manufacturers Association in Washington, DC and as a member of the Board of Trustees of Drew University in New Jersey.

Dr. Thomas Rinderknecht   47        Dr. Rinderknecht joined the Board of
                                    Directors in January 2001 and served on its Audit Committee. He has also been a director of Permatec since its founding in June 1997.
                                    Dr. Rinderknecht has been a partner in the firm of Rinderknecht Klein & Stadelhofer in
                                    Zurich, Switzerland since 1985 and has been practicing commercial law in Europe since
                                    1982. He holds law degrees from the
                                    University of Zurich, Switzerland and the University of Munich, Germany.

None of the above directors are related to one another or to any executive officers of our Company.

Information Concerning the Board of Directors

The Board of Directors met five times during 2001 and acted by written action two times during 2001. The Board of Directors has an Audit and a Compensation Committee.

The Audit Committee consisted of Mr. Evenstad, Dr. Philippe Dro and Dr. Thomas Rinderknecht and met three times during 2001. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, as well as the Company's accounting principles and systems of internal controls, and reports the results of its review to or holds concurrent meetings with the full Board of Directors.

The Compensation Committee, consisting of Mr. Clark, Dr. Gonella and Dr. Rinderknecht, met informally during 2001 with compensation actions being considered by the full Board. The Compensation Committee makes recommendations concerning executive salaries and incentive compensation for employees and administers the 1993 Stock Option Plan (the "1993 Plan"). The Board of Directors as a whole administers the 1996 Incentive and Stock Option Plan (the "1996 Plan"), the 2001 Incentive Stock Option Plan for Employees (the "2001 Plan"), the 1998 Stock Option Plan for Non-Employee Directors (the "1998 Directors Plan") and the 2001 Stock Option Plan for Non-Employee Directors and Consultants (the "2001 Directors' Plan").

During 2001, each of the directors attended at least 50% of the aggregate number of meetings of the Board of Directors and of the Committees on which he serves with the exception of Prof. Ubaldo Conte who attended 20% of the Board of Directors meetings held during the year due to his commitments with other business interests.

Compensation of Directors

The Company has not in the past paid directors' fees. All directors may be reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. In the past, the Board of Directors has made annual discretionary grants of options to purchase shares of Common Stock under the 1993 Plan, 1996 Plan and 2001 Plan to certain members of the Board of Directors. The size of these grants has varied from year to year. In accordance with the 2001 Directors' Plan, eligible non-employee directors will receive an automatic grant of an option to purchase 5,000 shares of Common Stock as of the first business day of each calendar year. The 2001Directors' Plan also provides for an initial option grant of 15,000 shares of Common Stock to each Director on the day he or she is first elected to the Board of Directors.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during the 2001 fiscal year or previously, an officer or employee of the Company, nor did any member have any relationship or transaction with the Company which is required to be reported under Item 402(k) or Regulation S-K under the Securities Exchange Act of 1934, as amended, except for Dr. Rinderknecht. Dr. Rinderknecht served as a member of both the Audit Committee and the Compensation Committee and his law firm, Rinderknecht, Klein & Stadelhofer, of which he is a principle, also served as legal adviser on various matters. The Company recognized expenses of $97,292 for services provided by Rinderknecht, Klein & Stadelhofer in 2001.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Mr. Kenneth Evenstad, Dr. Philippe Dro and Dr. Thomas Rinderknecht. Management has the primary responsibility for the financial statements and the reporting process. Our independent certified public accountants are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed with management and the independent certified public accountants the audited financial statements. The Audit Committee has discussed with the independent certified public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee). In addition, the Audit Committee has received from the independent certified public accountants the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has determined that the independent certified public accountants' provision of information technology services and other non-audit services to the Company is compatible with the certified public accountants' independence.

Audit Fees

Audit fees billed to Antares Pharma by KPMG LLP during 2001 for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $130,110.

Financial Information System Design and Implementation Fees

Fees billed to Antares Pharma by KPMG LLP during 2001 for advice regarding financial information system design and implementation totaled $48,329.

All other Fees

Fees billed to Antares Pharma by KPMG LLP during 2001 for all other non-audit services, consisting primarily of services related to the 2001 closing of our transaction with Permatec and including tax-related services, totaled $260,897.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

           SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

       Kenneth Evenstad     Dr. Philippe Dro      Dr. Thomas Rinderknecht

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview

The Compensation Committee is responsible for establishing compensation policies for all executive officers of the Company, including the four most highly compensated executive officers named in the accompanying tables (the "Named Executives Officers"). The members of the Compensation Committee are James Clark, Dr. Jacques Gonella and Dr. Thomas Rinderknecht. The Compensation Committee establishes the total compensation for the executive officers in light of these policies.

     The objectives of the Company's executive compensation program include the following:

          1. to attract and retain superior talent and reward individual performance;

          2. to support the achievement of the Company's financial and strategic goals; and

          3. through stock based compensation, to align the executive officers' interests with those of the shareholders of the Company.

The following report addresses the Company's executive compensation policies and discusses factors considered by the Compensation Committee in determining the compensation of the Company's Chief Executive Officer and President and other executive officers for the year ended December 31, 2001.

Compensation Policies for Executive Officers

The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. To that end, the Compensation Committee has established certain parameters of corporate performance that must be met before the discretionary features of its executive compensation plans apply. These discretionary features include stock option grants and performance bonuses based upon an executive officer's base salary. Absent the discretionary features, the Company's executive officers are paid base salaries that are subject to annual cost-of-living increases, along with periodic adjustments to make such salaries competitive with other similar sized companies in the drug delivery industry. The Company's executive officers are also given the opportunity to participate in certain other broad-based employee benefit plans. As a result of the Company's emphasis on tying executive compensation to corporate performance, in any particular year the Company's executives may be paid more or less than the executives of other companies in the drug delivery industry. The Company's use of stock option grants as a key component of its executive compensation plans reflects the Compensation Committee's position that stock ownership by management and stock based compensation arrangements are beneficial in aligning management's and shareholders' interests to enhance shareholder value.

Bonuses

Cash bonuses are used to reward executive officers for achievement of financial and technical milestones, as well as for individual performance. Bonuses of $12,000 each were awarded to certain of the executive officers in December 2000 and bonuses ranging from $9,037 to $50,000 were awarded to certain executive officers in February 2001.

Stock Options

Stock options awarded under the Company's 1993, 1996 and 2001 Plans are intended as incentive compensation and have historically been granted annually to officers, other key employees and consultants based on the Company's financial performance and achievement of technical and regulatory milestones. During 1999, stock options to purchase a total of 24,115 shares held by the five outside directors were canceled and reissued at an exercise price of $3.50 per share. Also, on January 3, 2000, options to purchase a total of 31,829 shares held by the five outside directors, options to purchase a total of 160,924 shares held by three executive officers and options to purchase a total of 86,200 shares held by 37 employees were canceled and reissued at an exercise price of $1.5625 per share (see report on repricing of options below). The 1999 annual stock option grant totaling 50,000 and 26,200 shares, with a grant date of January 3, 2000, were granted to three executive officers and 37 employees, respectively. The 2000 annual stock option grant totaling 160,000 and 90,000 shares with a grant date of March 22, 2001, were granted to 5 executive officers and 40 employees, respectively and the 2001 annual stock option grant totaling 35,625 and 52,052 shares with a grant date of February 1, 2002, were granted to 4 executive officers and 52 employees, respectively. All grants are made to provide ongoing incentives to the Company's consultants, outside directors and employees.

Chief Executive Officer's Compensation

Compensation for Dr. Roger Harrison during 2001, as reflected in the Summary Compensation Table below, consisted of base compensation and certain employee benefits. Dr. Harrison's base compensation for 2001 was $221,939 from March 12, 2001, date of employment.

At this time the Committee has no formal long-range written plan for CEO compensation separate and apart from the employment agreement (see following section).

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

     James Clark        Dr. Jacques Gonella        Dr. Thomas Rinderknecht

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements with Executive Officers

The Company has written employment agreements with Dr. Roger G. Harrison, Franklin Pass, M.D., Lawrence Christian, Dr. Dario Carrara and Dr. Peter Sadowski.

     Employment Agreement with Dr. Harrison. Roger G. Harrison, Ph.D., was appointed to the position of Chief Executive Officer of Antares Pharma, Inc., effective March 12, 2001. The terms of the employment agreement with Dr. Harrison include an annual salary of $275,000 and up to 216,000 restricted shares of common stock that will be granted after the achievement of certain time-based and performance-based milestones. In addition, if within twelve months of the commencement of his employment the Company sells all or substantially all of its assets to an unaffiliated third party, or merges with or into an unaffiliated third party in which the Company is not the surviving entity, then the Company shall pay to Dr. Harrison either (i) two percent of the aggregate cash, securities or other consideration received from the sale, or
(ii) an amount, in cash, equal to two percent of the value of the aggregate cash, securities or other consideration distributed to the shareholders in the merger; provided, however, that the Company shall have no obligation to make any payment to Dr. Harrison if he is employed as the chief executive or chief operating officer of the acquiring or surviving entity in the transaction.

     Employment Agreement with Franklin Pass, M.D. The employment agreement with Franklin Pass, M.D. became effective as of January 31, 2001. The agreement provides (a) employment for three years, unless earlier terminated in accordance with the agreement; (b) a salary of $228,000 per year; (c) bonuses of (i) $25,000 which was paid at the 2001 closing of our transaction with Permatec and
(ii) $25,000 which was paid at the 2001 closing of our transaction with Permatec due to his being successful (as determined by Dr. Jacques Gonella) in negotiating revisions to a certain licensing agreement; and (d) an option to purchase 30,000 shares of common stock with vesting over a three-year period at 33.3% per year. In addition to the normal employee benefits, the Company will pay directly, or reimburse Franklin Pass, M.D., for premiums on $2,000,000 additional personal life insurance, on the life of Franklin Pass, M.D., limited to a maximum of $25,000 per year. The Company also agrees to provide employee benefits for a seven-year period following Franklin Pass, M.D.'s termination of employment.

     Employment Agreements with Lawrence Christian and Dr. Peter Sadowski. Mr. Christian and Dr. Sadowski entered into employment agreements with the Company as of December 22, 1999, with updated agreements as of May 1, 2000, (each, an "Employment Agreement"). The Employment Agreements provided for 2000 base salaries of $102,000 for Mr. Christian until May 1, 2000, and $124,000 thereafter and $135,820 for Dr. Sadowski. Salaries have subsequently been adjusted to $145,600 for Mr. Christian and $156,000 for Dr. Sadowski. Upon the 2001 closing of our transaction with Permatec, the Company paid each of Mr. Christian and Dr. Sadowski a bonus of $17,000. Upon the 2001 closing of our transaction with Permatec, the Company granted an option to purchase 20,000 shares of Antares Pharma common stock to Mr. Christian and 50,000 shares of Antares Pharma common stock to Dr. Sadowski. The Employment Agreements also contain provisions regarding participation in benefit plans, repayment of expenses, participation as a director or consultant to other companies (which is permitted provided that such participation does not materially detract from their respective obligations to the Company or otherwise violate the terms of their Employment

Agreements), protection of confidential information and ownership of intellectual property. In addition, the Employment Agreements contain covenants not to compete and covenants with respect to nonsolicitation and noninterference with customers, suppliers or employees. Mr. Christian's Employment Agreement is for 365 days continuing each day on a rolling 365-day basis. Dr. Sadowski's Employment Agreement has a term through December 31, 2002.

     Employment Agreement with Dr. Dario Carrara. Dr. Carrara entered into an employment agreement with Permatec on May 31, 2000. The Company assumed all employment obligations of Permatec upon the 2001 closing of our transaction with Permatec as of January 31, 2001. Dr. Carrara is a citizen of Argentina and, accordingly, is considered a foreign service employee for Swiss employment purposes. The Employment Agreement provides for a 2000 base salary of $102,415, bonuses at the discretion of the board of directors, participation in stock option programs as may be available, an expense account allowance of $482 per month, two family trips per year to his home country, private school cost for his children up to $15,062 per year, family housing cost in Switzerland up to $21,689 per year and family local language lessons up to $6,025 during the first twelve months. The agreement is for an indeterminate period of time and either party may terminate the agreement by providing written notice three months in advance of termination.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning beneficial ownership of our Common Stock as of April 22, 2002, with respect to (i) all persons known to be the beneficial owners of more than 5% of our outstanding Common Stock, (ii) each of our directors, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group.

                                                   Shares            Percentage       Outstanding
                                                Beneficially       of Outstanding       Options &
               Name of Beneficial Owner           Owned(1)             Shares         Warrants (2)

Permatec Holding AG (3) (4)                       5,650,000             61.4%                 --
NMT Management AG (5)                               692,245              7.4%            127,986
Lombard Odier & Cie (6)                             639,931              6.9%            127,986
Becton Dickinson and Company (7)                    609,292              6.3%            456,969
Dr. Jacques Gonella (3) (8)                         100,749              1.1%             20,000
Franklin Pass, M. D.  (8)                           161,542              1.7%            169,017
Dr. Roger Harrison (8)                               91,000              1.0%              5,625
James Clark (8)                                      17,000              *                22,000
Prof. Ubaldo Conte (8)                               15,000              *                20,000
Dr. Philippe Dro (8)                                 15,000              *                20,000
Kenneth Evenstad (8)                                 22,999              *                25,943
John Gogol  (8)                                      15,000              *                20,000
Jacques Rejeange (8)                                 15,000              *                20,000
Dr. Thomas Rinderknecht (8)                          15,000              *                20,000
Lawrence Christian (8)                               49,600              1.0%             58,500
Dr. Dario Carrara   (8)                              19,800              *                67,500
Dr. Peter Sadowski (8)                               64,907              1.0%            105,907
All directors and executive officers
   as a group (13 persons) (3)                    6,252,597             65.2%            574,492

----------
*    Less than 1%.
(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of April 22, 2002, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.
(2) Shares of Antares Common Stock issuable upon the exercise of outstanding options and warrants.
(3)  Dr. Jacques Gonella owns controlling interest in Permatec Holding AG.
(4) The address of Permatec Holding AG is Hauptstrasse 16, 4132 Muttenz, Switzerland.
(5) The address of NMT Management AG is Elisabethenstrasse 23, 4051 Basel, Switzerland
(6) The address of Lombard Odier & Cie is 11 Rue de La Corraterie, 1204 Geneva, Switzerland.
(7)  The address of Becton Dickinson is 1 Becton Drive, Franklin Lakes, NJ
     07417.
(8) The director's or officer's address is 707 Eagleview Boulevard, Suite 414, Exton, PA 19341.

Change of Control

On January 31, 2001, the transaction between Medi-Ject Corporation (Antares Pharma, Inc.'s predecessor) and Permatec Holding AG was completed. In that transaction, Medi-Ject purchased all of Permatec's three subsidiaries in exchange for issuing 2,900,000 shares of Medi-Ject common stock to Permatec. In addition, prior to the transaction, Medi-Ject issued several promissory notes, totaling $5.5 million, to Permatec and Jacques Gonella. Those promissory notes were ultimately converted into 2,750,000 shares of our common stock.

As a result of our transaction with Permatec, Permatec Holding AG and Jacques Gonella, who owns 96.9% of Permatec' outstanding stock, now beneficially own 62.5% of our common stock. Consequently, Jacques Gonella, as Permatec's controlling shareholder, is in a position to control all matters affecting our company.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning compensation paid or accrued by the Company (or Medi-Ject prior to January 31, 2001) to or on behalf of the Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") as of the year ended December 31, 2001, for services in all capacities as well as compensation earned by such person for the previous two fiscal years (if the person was an executive officer during any part of such fiscal year):

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                      Annual Compensation                  Compensation
                                          -----------------------------------------  -----------------------
          Name and                                                   Other Annual      Stock      Restricted
          Principal              Fiscal      Salary       Bonus      Compensation     Options       Stock
          Position                Year         ($)         ($)          ($)(1)          (#)          ($)
---------------------------    ---------  ------------  ---------  ----------------  ---------   -----------
Dr. Roger Harrison,                2001      221,939(2)        --          14,250          --       186,000
   Chief Executive Officer
   and President

Franklin Pass, M.D.,               2001      228,000(3)    50,000          23,336      30,000            --
   Former Chairman,                2000      228,300       12,000          39,798      10,000            --
   Chief Executive Officer         1999      216,300           --          16,545          --            --
   and President

Lawrence Christian,                2001      140,655       17,000              --      20,000            --
   Chief Financial Officer,        2000      114,833       12,000              --      10,000            --



   Vice President-Finance          1999       68,538(4)        --              --      21,000            --
   and Secretary

Dr. Dario Carrara, Managing        2001(5)   123,456        9,037          57,157      60,000            --
   Director-Formulations Group

Dr. Peter Sadowski, Chief          2001      150,000       17,000           5,400      50,000            --
   Technology Officer and          2000      135,820       12,000              --      30,000            --
   Vice President, Devices Group   1999      118,300           --              --       3,000            --

Carlos Samayoa                     2001(6)    60,374        9,037              --      30,000            --
   Assistant Secretary, Manager
   Finance and Administration -
   Formulations Group

----------
(1) Represents auto allowance payments and premiums paid for disability and life insurance policies with coverage limits in excess of those provided under the Company's standard employee insurance policies.
(2)  Represents salary paid from employment date of March 12, 2001.
(3) Franklin Pass served as chief executive officer until January 31, 2001 and has remained an employee of the Company in a different capacity. The compensation shown is for the full year.
(4)  Represents salary paid from employment date of March 23, 1999.
(5) Represents compensation information from February 1, 2001, the date of the 2001 closing of our transaction with Permatec.
(6) Represents compensation information from February 1, 2001, the date of the 2001 closing of our transaction with Permatec until Mr. Samayoa resigned on August 31, 2001.
(7) Compensation for Dr. Carrara and Mr. Samayoa was in Swiss Francs converted to U.S. dollars at the December 31, 2001, exchange rate of 1.6598 Swiss Francs per U.S. dollar.


                                  STOCK OPTIONS

Option Grants During 2000

The table below sets forth individual grants of stock options made to the Named Executive Officers during the year ended December 31, 2001.

                                                                                     Potential Realizable
                                                                                       Value at Assumed
                                      Percent of                                         Annual Rates
                         Number of   Total Options   Exercise                           of Stock Price
                         Securities   Granted to     Price or                            Appreciation
                         Underlying    Employees       Base                           for Option Term (1)
                          Options       During       Price/sh.     Expiration        ---------------------
        Name             Granted(#)   the Year(%)       ($)           Date            5%($)        10%($)
----------------------------------------------------------------------------------------------------------
Franklin Pass, M.D.(2)     30,000        12.5          4.56          03/22/11         86,100       218,100

Lawrence Christian(2)      20,000         8.3          4.56          03/22/11         57,355       145,349

Dr. Dario Carrara(2)       60,000        25.0          4.56          03/22/12        172,200       436,300

Dr. Peter Sadowski(2)      50,000        20.8          4.56          03/22/11        143,500       363,600

Carlos Samayoa(2)          30,000        12.5          4.56          03/22/12         86,100       218,100

----------
(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices.
(2) Incentive stock option granted pursuant to the Company's 2001 Stock Option Plan on March 22, 2001. These options vest in three equal installments on March 22 of each of 2002, 2003 and 2004, except for Franklin Pass whose options vest in three equal installments on January 31 of each of 2002, 2003 and 2004.

Aggregated Option Exercises in 2001 and Year End Option Values

The following table provides information concerning stock option exercises and the value of unexercised options at December 31, 2001, for the Named Executive
Officers:

                                                           Number of                          Value of
                      Shares                          Securities Underlying                   Unexercised
                     Acquired                             Unexercised                   In-The-Money Options
                        on           Value           Options at Year End(#)                 at Year End($)
                     Exercise      Realized      ------------------------------    --------------------------------
Name                    (#)           ($)         Exercisable    Unexercisable      Exercisable      Unexercisable
-------------------------------------------------------------------------------------------------------------------
Franklin Pass, M.D.      0             0            131,517          30,000            281,118              --

Lawrence Christian       0             0             31,000          20,000             66,263              --

Dr. Dario Carrara        0             0                 --          60,000                 --              --

Dr. Peter Sadowski       0             0             48,407          50,000            103,470              --


Performance Graph

     The graph below provides an indication of cumulative total shareholder returns ("Total Return") for the Company as compared with the Nasdaq Composite Index and the Nasdaq Biotechnology Stocks weighted by market value at each measurement point.

     This graph covers the period beginning December 31, 1996, through December 31, 2001. The graph assumes $100 was invested in each of the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Biotechnology Stock Index on December 31, 1996 (based upon the closing price of each). Total Return assumes reinvestment of dividends.

                              [CHART APPEARS HERE]

                 December 31,  December 31,  December 31,  December 31  December 31  December 31,
                    1996          1997          1998          1999         2000          2001
                    ----          ----          ----          ----         ----          ----
Antares Pharma     $100.00       $ 55.10       $ 10.47       $ 41.32     $119.56       $101.93

Nasdaq Composite
   Index            100.00        121.64        169.84        315.20      191.36        151.07

Biotechnology
 Stocks             100.00         99.93        144.18        290.72      357.56        299.62


     APPROVAL TO AMEND THE COMPANY'S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENEDED TO DATE, TO INCREASE THE NUMBER OF AUTHORIZED
   SHARES OF ANTARES PHARMA COMMON STOCK FROM 15,000,000 TO 30,000,000 SHARES
                           (Item 2 on the Proxy Card)

Summary of the Proposed Amendment

On March 14, 2002, the Board of Directors voted, subject to approval by the shareholders, to amend the Second Amended and Restated Articles of Incorporation, as amended to date, to increase the number of authorized shares of Antares Pharma common stock from 15,000,000 to 30,000,000 shares.

Our Current Capital Structure and Reasons for the Proposed Amendment

On April 22, 2002, the Company had 9,161,188 shares of Common Stock outstanding and 2,688,117 shares of Common Stock reserved for specific purposes, including issuance upon exercise of outstanding stock options or for future awards under its equity incentive plans, conversion of the Company's Preferred Stock, the exercise of warrants to purchase Common Stock issued by the Company, and the issuance of committed grants under an employment agreement. We also have 1,150 Shares of Series A Convertible Preferred Stock issued and outstanding as of April 22, 2002. The Series A Convertible Preferred Stock is convertible into our Common Stock on November 10, 2008. Each share of outstanding Series A Convertible Preferred Stock is convertible into that number of shares obtained by dividing $1,000 (plus any accrued but unpaid dividends) by the lesser of $7.50 per share or 95% of the market price of our Common Stock on the conversion date. Based on the market closing price as of April 22, 2002, of $3.00, on aggregate of 403,508 shares of our common stock would be issuable on conversion of all outstanding shares of Series A Convertible Preferred Stock. We are currently seeking to raise funds by way of private placement of equity. Depending upon the final negotiations of the equity placement, we may need to issue Common Shares and warrants to purchase Common Shares equal to or in excess of the remaining 3,150,695 authorized Common Shares. Based on the number of outstanding and reserved shares set out above, if the shareholders do not approve this Share Amendment, we may not be able to issue all of the shares necessary in our equity placement, our equity incentive plan or upon exercise of warrants to purchase the Company's Common Stock. The Company currently does not have any definitive plans, commitments or understandings with respect to the issuance of the additional shares of Common Stock that would be authorized by the Share Amendment. The Board of Directors believes that it is desirable to have available a substantial number of authorized but unissued shares of Common Stock which may be issued from time to time, without further action by the shareholders, to provide for stock options and other equity incentives, to be able to take advantage of acquisition opportunities, to facilitate the consummation of license, development or other similar agreements which would allow the Company to use third party technology, to meet future capital needs and for other general corporate purposes.

The Impact of Approval or Disapproval of the Proposed Amendment

The issuance of additional authorized shares of Common Stock may dilute the voting power and equity interest of present shareholders. It is not possible to predict in advance whether the issuance of additional shares will have a dilutive effect on earnings per share as it depends on the specific events associated with a particular transaction. Shares of authorized but unissued Common Stock may be issued from time to time by the Board of Directors without further shareholder action unless shareholder action is required by Minnesota law, under which the Company is incorporated, the Company's Certificate of Incorporation, or the rules of the Nasdaq National Market System ("NASDAQ"). Additional authorized but unissued shares of Common Stock might be used in the context of a defense against or response to possible or threatened hostile takeovers. The Board of Directors has concluded, however, that the advantages of the additional authorized shares outweigh any potential disadvantages. The Board of Directors believes that approval of the increase in the authorized shares is in the best interest of the shareholders because it would facilitate the Company's business and financial purposes in the future without the necessity of delaying such activities for further shareholder approvals, except as may be required in a particular case by Minnesota law, the Company's Certificate of Incorporation, or the rules of NASDAQ.

The Text of the Proposed Amendment

The Board of Directors recommends that we amend Article III of the Articles to increase the authorized shares of Common Stock from 15,000,000 to 30,000,000. If the shareholders approve the amendment, the first sentence of Article III will be amended to read as follows:

              "The total number of shares of capital stock which the Corporation is authorized to issue shall be 33,000,000 shares, consisting of 30,000,000 shares of common stock, par value $.01 per share (`Common Stock'), and 3,000,000 shares of preferred stock, par value $.01 per share (`Preferred Stock')."

Vote Required: Quorum

For each share of our common stock held on the record date, a shareholder is entitled to one vote on each matter submitted to a vote at the Annual Meeting. A majority of shares of our common stock outstanding on the record date constitutes a quorum at the Annual Meeting. With a quorum present, the Minnesota Business Corporation Act requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock, in person or by proxy card, and entitled to vote on that item of business.

The Board of Directors has approved the proposed amendment to our Articles to increase the authorized common stock from 15,000,000 to 30,000,000 shares. The Board believes that the proposal is in the best interest of the Company and its shareholders and recommends that you vote FOR the approval of the Amendment.

             APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                           (Item 3 on the Proxy Card)

At the meeting, a vote will be taken on a proposal to ratify the appointment of KPMG LLP ("KPMG") as our independent certified public accountants for the year ending December 31, 2002. KPMG has audited our financial statements since 1995.

Representatives of KPMG are expected to be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

The affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote on this item and represented in person or by proxy at the Annual Meeting, is necessary for approval of the selection of KPMG LLP as our independent certified public accountants.

 The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as independent certified public accountants for Antares Pharma, Inc.

                                  OTHER MATTERS

Solicitation

The Company will bear the cost of preparing, assembling and mailing the proxy card, Proxy Statement, annual report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers of the Company may solicit proxies personally by telephone or special letter, but such persons will not receive extra compensation from the Company for doing so.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and ten percent shareholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Specific due dates for such reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates. Based solely on its review of the copies of such reports received by it or by written representations from certain reporting persons, the Company believes that during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were met.

Other Matters

The Board of Directors does not intend to present to the Annual Meeting any matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

The Company is including with this Proxy Statement a Report for Shareholders and Form 10-K for the year ended December 31, 2001, which includes an audited consolidated balance sheet as of that date and related consolidated statements of operations, shareholders' equity (deficit) and comprehensive loss and consolidated statements of cash flows, as well as other financial information relating to our operations. Shareholders may receive, without charge, a copy of the Company's 2000 Form 10-K Report as filed with the Securities and Exchange Commission by writing to Antares Pharma, Inc., 707 Eagleview Boulevard, Suite 414, Exton, Pennsylvania 19341, Attention: Chief Financial Officer.

                            PROPOSALS OF SHAREHOLDERS

The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by company action in accordance with proxy rules. Shareholder proposals for the 2003 Annual Meeting must be prepared in accordance with the proxy rules and received by the Company on or before December 16, 2002, in order to be eligible for inclusion in the Company's proxy materials.

[Logo of Antares Pharma, Inc.]








                                      [MAP]

         The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.       To elect three members of the Board of Directors:

           01  James L. Clark       [ ] Vote FOR           [ ] Vote WITHHELD
           02  Dr. Philippe Dro
           03  Franklin Pass, M.D.      all nominees           from all nominees
                                        (except as marked)

(Instructions: To withhold authority
to vote for any indicated nominee,      ---------------------------------------
write the number(s) of the nominee(s)
in the box provided to the right.)      ---------------------------------------


2. To consider and vote upon a proposal
   to amend the Company's Second Amended
   and Restated Articles of Incorporation,
   as amended to date, to  increase the
   number of authorized shares of Antares
   Pharma common stock from 15,000,000
   to 30,000,000.                          [ ] For    [ ] Against   [ ] Abstain

3. To ratify the appointment of KPMG LLP
   as our independent certified public
   accountants for the year ending
   December 31, 2002.                      [ ] For    [ ] Against   [ ] Abstain

4. The proxies are authorized to vote in
   their discretion upon such other
   business as may properly come before
   the meeting.                            [ ] For    [ ] Against   [ ] Abstain


THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Change?  Mark box [ ] Indicate changes below:







                                        Date:                             , 2002
                                             -----------------------------




                                        ----------------------------------------

                                        ----------------------------------------
                                        Signature(s) in Box
                                        Please sign exactly as your name appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

                              ANTARES PHARMA, INC.
                       707 Eagleview Boulevard, Suite 414
                                 Exton, PA 19341

                         Annual Meeting of Shareholders
                                  June 20, 2002
                                  10:00 a.m. ET
                         Omni Hotel at Independence Park
                               401 Chestnut Street
                             Philadelphia, PA 19106













Antares Pharma, Inc.

707 Eagleview Boulevard, Suite 414, Exton, PA  19341                       proxy
--------------------------------------------------------------------------------

          Annual Meeting of Shareholders to be held on June 20, 2002. This Proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return in the enclosed envelope.

By signing the proxy, you revoke all prior proxies and appoint Dr. ROGER G. HARRISON and LAWRENCE M. CHRISTIAN, or either one of them, as Proxies, each with the power to appoint his substitute and to act without the other, and authorize each of them to represent and to vote, as designated herein, all shares of common stock of Antares Pharma, Inc., held of record by the undersigned on April 22, 2002, at the Annual Meeting of Shareholders of the Company to be held on June 20, 2002, or any adjournment thereof.

                      See reverse for voting instructions.